                                 EXHIBIT 99.2

For Information Contact
-----------------------
At Greater Bay Bancorp:              At Financial Relations Board:
David L. Kalkbrenner                 Christina Carrabino (general information)
President and CEO                    Kristi Larson (analyst contact)
(650) 614-5767                       (415) 986-1591
Steven C. Smith
EVP, CAO and CFO
(650) 813-8222

                             FOR IMMEDIATE RELEASE

              GREATER BAY BANCORP REPORTS RECORD OPERATING RESULTS

       WITH A 37% INCREASE IN NET INCOME AND 35% INCREASE IN TOTAL ASSETS


PALO ALTO, CA, October 14, 1999 -- Greater Bay Bancorp (Nasdaq: GBBK), a $2.3 billion in assets financial services holding company, today announced record results for the third quarter and nine months ended September 30, 1999. Net income, before merger and related non-recurring and extraordinary items for the
        ---------------------------------------------------------------
third quarter, increased 37% to $7.4 million or $0.62 per diluted share, compared to $5.4 million or $0.46 per diluted share for the third quarter of 1998.

For the nine months ended September 30, 1999, net income, before merger and
                                                          -----------------
related non-recurring and extraordinary items, was $19.6 million or $1.66 per
---------------------------------------------
diluted share, up 34% from the $14.6 million or $1.26 per diluted share for the same period of the prior year. Merger and related non-recurring and extraordinary items were $2.5 million for the first nine months of 1999 and $1.3 million for the first nine months of 1998. Including these items, net income was $17.0 million or $1.44 per diluted share for the first nine months of 1999, compared with $13.3 million or $1.14 per diluted share for the first nine months of 1998.

At September 30, 1999, Greater Bay Bancorp's total assets were $2.3 billion, an increase of 35% or $597 million from September 30, 1998. Total loans grew to $1.5 billion, an increase of $522 million or 54% compared to total loans at September 30, 1998. Total deposits increased to $2.0 billion at quarter end, a $612 million or 43% increase since September 30, 1998.

For the third quarter of 1999, Greater Bay Bancorp's return on average equity, return on average assets and efficiency ratio were 24.50%, 1.34% and 47.96%, respectively, compared to 21.34%, 1.30%, and 53.37%, respectively, for the third quarter of 1998. For the year to date 1999, Greater Bay Bancorp's return on average equity, return on average assets and efficiency ratio were 22.63%, 1.30% and 51.44%, respectively, compared to 16.55%, 1.19% and 55.79%, respectively, for the same period a year ago.

Greater Bay Bancorp's merger with Bay Commercial Services is expected to close on October 15, 1999. As a result of the merger, Bay Bank of Commerce, a wholly owned subsidiary of Bay Commercial Services, will become a wholly owned subsidiary of Greater Bay Bancorp. The Company recently signed a definitive agreement to merge with Mt. Diablo Bancshares, parent of

Mt. Diablo National Bank. This transaction is expected to close early in the first quarter of 2000. On a pro forma basis after these acquisitions are completed, Greater Bay Bancorp would have approximately $2.6 billion in assets, as of September 30, 1999.

"Once again, Greater Bay Bancorp continued to deliver excellent operating results combined with outstanding quality loan growth," said David L. Kalkbrenner, president and chief executive officer. "Our company's non-performing asset ratio continues to remain at very low levels compared to our peer banks, and our delinquent loans are at their lowest level in over two years."

Mr. Kalkbrenner continued, "During the quarter, we signed a definitive merger agreement with Mt. Diablo Bancshares, the holding company for Mt. Diablo National Bank, with offices in Danville, Lafayette, Pleasanton and the Blackhawk Community. Combined with Bay Bank of Commerce's offices in Hayward, San Leandro and San Ramon, and the new Greater Bay Bank offices in Walnut Creek and Fremont, we are in an excellent position to continue our expansion in the dynamic East Bay Region of the San Francisco Bay Area."

Mr. Kalkbrenner added, "We continue to focus on Greater Bay Bancorp's Super Community Banking strategy and this is having a very positive impact on our ability to increase market share and our relationship client base in the communities we serve."

Operating results for the three months and nine months ended September 30, 1999, include approximately $28,000 and $206,000 respectively (excluding internal staff time) related to the correction of the year 2000 "millennium bug" which impacts all companies. The Company has budgeted an anticipated total expenditure of $300,000 in fiscal 1999 to address year 2000 issues. The Company has met all of its Year 2000 regulatory guidelines.

Greater Bay Bancorp's ratio of non-performing assets to total assets was 0.32% at September 30, 1999, compared to 0.26% at September 30, 1998. In addition, the allowance for loan losses represented 2.00% of total loans at September 30, 1999, compared to 1.93% at June 30, 1999 and 2.27% at September 30, 1998.

Non-interest income increased to $4.1 million in the third quarter of 1999 from $2.3 million in the third quarter of 1998. The core increase in non-interest income, excluding a $900,000 gain on an equity investment, was approximately $1.0 million or a 43% increase from the third quarter of 1998.

Greater Bay Bancorp's capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

Greater Bay Bancorp and its financial services subsidiaries, Bay Area Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank and Peninsula Bank of Commerce, along with its operating divisions, Greater Bay Bank Contra Costa Region, Greater Bay Bank Fremont Region, Greater Bay Bank Santa Clara Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group, serve clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri Valley Region, with offices located in Cupertino,

Millbrae, Palo Alto, Redwood City, San Francisco, San Jose, San Mateo, Santa Clara and Walnut Creek.

Safe Harbor

This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Greater Bay Bancorp, including the Annual Report on Form 10-K for the year ended December 31, 1998, and particularly the discussion of risk factors with such documents.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

                              GREATER BAY BANCORP
                    September 30, 1999 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)

------------------------------------------------------------------------------------------------------------------------------------
SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION DATA:
                                                           Sept 30          Jun 30          Mar 31          Dec 31       Sept 30
                                                              1999            1999            1999            1998          1998
                                                      ------------    ------------    ------------    ------------   ------------
Cash and Due from Banks                               $     98,863    $     90,246    $     79,244    $     69,503   $    66,536
Investments                                                527,383         606,442         511,842         497,667       609,781
Loans:
     Commercial                                            687,402         648,483         594,546         488,668       412,343
     Construction                                          207,761         256,253         219,993         215,274       190,070
     Real Estate                                           413,536         353,071         352,820         332,478       279,095
     Consumer and Other                                    100,051          99,968          96,460          88,450        83,330
     Deferred Loan Fees, Net                                (5,531)         (5,133)         (4,903)         (3,896)       (3,443)
                                                      ------------    ------------    ------------    ------------   ------------
       Total Loans                                       1,484,019      1  351,462       1,250,925       1,115,982       962,203
       Allowance for Loan Losses                           (20,600)        (26,066)        (24,046)        (23,379)      (21,562)
                                                      ------------    ------------    ------------    ------------   ------------
     Total Loans, Net                                    1,454,339       1,325,376       1,234,879       1,092,603       940,341
Other Assets                                               103,302          91,540          82,487          78,116        68,330
                                                      ------------    ------------    ------------    ------------   ------------
Total Assets                                          $  2,283,867    $  2,113,612    $  1,938,452    $  1,738,109   $ 1,686,988
                                                      ============    ============    ============    ============   ============
Deposits:
     Demand, Non-interest Bearing                     $    375,302    $    324,019    $    316,054    $    302,006   $   274,091
     NOW, MMDA and Savings                               1,242,114       1,124,354         996,856         922,581       860,871
     Time Certificates, $100,000 and over                  353,607         320,286         298,959         190,312       224,140
     Other Time Certificates                                61,634          61,998          63,076          64,048        61,882
                                                      ------------    ------------    ------------    ------------   ------------
       Total Deposits                                    2,032,737       1,830,657       1,075,044       1,476,941     1,420,904
                                                      ------------    ------------    ------------    ------------   ------------
Other Borrowings                                            52,000          90,435          72,288          76,234        92,235
Other Liabilities                                           29,112          27,397          27,082          22,967        18,011
                                                      ------------    ------------    ------------    ------------   ------------
       Total Liabilities                                 2,113,849       1,948,409       1,775,214       1,578,148     1,531,230
                                                      ------------    ------------    ------------    ------------   ------------
Long-term Subordinated Debt                                      _               _               _           3,000         3,000
Trust Preferred Securities                                  50,000          50,000          50,000          50,000        50,000
Stockholders' Equity                                       120,036         115,123         113,238         107,011       102,750
                                                      ------------    ------------    ------------    ------------   ------------
       Regulatory Capital                                  170,038         165,123         163,238         160,041       155,758
                                                      ------------    ------------    ------------    ------------   ------------
Total Liabilities and Shareholders' Equity            $  2,283,887    $  2,113,012    $  1,038,452    $  1,738,189   $ 1,686,988
                                                      ============    ============    ============    ============   ============

Average Quarterly Total Loans, excluding Nonaccrual   $  1,419,303    $  1,310,519    $  1,187,214    $  1,000,858   $   926,399
Average Quarterly Investments                         $    614,570    $    598,984    $    489,004    $    582,428   $   815,270
Average Quarterly Interest Bearing Liabilities        $  1,702,360    $  1,602,021    $  1,397,742    $  1,319,199   $ 1,244,656

Average Quarterly Assets                              $  2,184,002    $  2,052,312    $  1,810,870    $  1,731,075   $ 1,634,178
Average Quarterly Equity                              $    119,302    $    117,713    $    110,513    $    104,710   $    99,941

Regulatory Capital
     Tier 1 or Leverage Capital                       $    165,062    $    155,557    $    145,260    $    137,652   $   129,757
     Total Capital                                    $    197,102    $    187,196    $    181,900    $    176,902   $   169,838

Nonperforming Assets
     Nonaccrual Loans                                 $      5,584    $      3,375    $      2,002    $      2,003   $     3,061
     Loans 90 Days Past Due & Accruing                           _               _               _               _             _
     Restructured Loans                                      1,023             565             482             327           377
     OREO                                                      515             595             620             966           905
                                                      ------------    ------------    ------------    ------------   ------------
Total Nonperforming Assets                            $      7,422    $      4,535    $      4,094    $      3,296   $     4,343
                                                      ============    ============    ============    ============   ============

Greater Bay Trust Company Assets                      $    652,054    $    659,414    $    630,540    $    640,336   $   581,437
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:
                                                             Sept 30          Jun 30          Mar 31          Dec 31       Sept 30
                                                                1999            1999            1999            1998          1998
                                                          ----------      ----------    ------------    ------------   ------------
Loan to Deposit Ratio                                          73.01%          73.02%          75.12%          75.46%        67.71%
Ratio of Allowance for Loan losses in:
     Total Loans                                                2.00%           1.93%           1.91%           2.09%          2.7%
     Total Nonperforming Assets                               399.89%         575.21%         587.35%         709.31%       503.36%

Total Nonperforming Assets to Total Assets                      0.32%           0.21%           0.21%           0.19%         0.26%

Ratio of quarterly Net Charge-off to Average Loans annualized  -0.02%           0.01%           0.09%           0.17%         0.05%
Ratio of YTD Not Charge-offs to Average Loans, annualized       0.02%           0.05%           0.09%           0.13%         0.11

Earning Asset to Total Assets                                  92.43%          92.72%          93.00%          92.96%        93.21%
Earning Assets to Interest-Bearing Liabilities                119.98%         118.98%         121.63%         123.70%       121.09%

Capital Ratios:
     Leverage                                                   7.56%           7.58%           7.99%           7.95%         7.94%
     Tier 1 Risk Based Capital                                  8.80%           9.48%           9.45%          10.12%        11.09%
     Total Risk Based Capital                                  10.52%          11.41%          11.83%          13.01%        14.51%

Risk Weighted Assets                                     $ 1,874,692      $ 1,640,736    $  1,537,150     $ 1,360,078    $1,170,114

Book Value per Share                                     $     10.60      $     10.24    $      10.17     $      9.72    $     9.36
Total Shares Outstanding                                  11,325,572       11,247,791      11,135,923      11,011,482    10,985,955

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and Bay Area Bancshares on a pooling-of-interest basis.
--------------------------------------------------------------------------------

                              GREATER BAY BANCORP
                    September 30, 1999 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)

--------------------------------------------------------------------------------
SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

                                             Third                 Second              First          Fourth           Third
                                           Quarter                Quarter            Quarter         Quarter         Quarter
                                              1999                   1999               1999            1998            1998
                                       -----------           ------------       ------------    ------------    ------------
Interest income                        $    42,708           $     39,043       $     34,461    $     33,152    $     32,998
Interest Expense                            17,612                 16,161             13,921          13,475          13,947
                                       -----------           ------------       ------------    ------------    ------------
     Net Interest Income Before
       Provision for Loan Losses            25,096                 22,862             20,540          19,677          19,051

Provision for Loan Losses                    3,518                  1,636                921           1,941           1,881
                                       -----------           ------------       ------------    ------------    ------------
     Net Interest Income After
       Provision for Loan Losses            21,578                 21,226             19,619          17,736          17,170

Other Income:
Trust Fees                                     768                    727                721             684             642
Depositor Service Fees                         520                    393                419             428             431
ATM Fees                                       615                    501                527             498             510
Loan and International Banking Fees            747                    458                309             176             165
Gain on Sale of SBA Loans                      253                    298                284             282             200
Gain/(loss) on Investments                       -                      -                  -             320               4
Other income (1)                             1,170                    410                293             421             129
                                       -----------           ------------       ------------    ------------    ------------
                                             4,073                  2,787              2,553           2,787           2,179
Nonrecurring - Warrant Income                    -                    226                  4             314             134
                                       -----------           ------------       ------------    ------------    ------------
   Other Income                              4,073                  3,013              2,557           3,101           2,313

Operating Expenses:
Compensation and Benefits                    7,060                  7,726              7,169           6,537           6,587
Occupancy and Equipment                      2,005                  2,436              2,355           1,908           1,862
Professional Services & Legal                  551                    406                575             609             537
Client Services                                280                    244                261             142             128
FDIC Insurance and Assessments                 138                    103                100              92              93
Other Retail Estate, Net                        30                     15                 21              (0)             43
Other Expenses                               2,345                  2,379              2,210           2,953           2,000
                                       -----------           ------------       ------------    ------------    ------------
Nonrecurring Expenses (2)                   13,989                 13,399             12,691          12,315          11,300
                                                 -                    323                  -             448             192
                                       -----------           ------------       ------------    ------------    ------------
   Total Operating Expenses                 13,989                 13,722             12,691          12,763          11,522
                                       -----------           ------------       ------------    ------------    ------------
Net Income Before Income Taxes,
     Merger and Other Related
     Nonrecurring Costs and
     Extraordinary Items                    11,662                 10,517              9,485           8,074           7,961
Income Tax Expenses                          4,295                  4,062              3,695           2,446           2,586
                                       -----------           ------------       ------------    ------------    ------------
Net Income Before Merger and Other
     Related Nonrecurring Costs
     and Extraordinary Items                 7,367                  6,455              5,790           5,628           5,375
     Merger and Other Related
     Nonrecurring
     Costs, net of tax                           -                  2,491                  -               -             360
                                       -----------           ------------       ------------    ------------    ------------
Net Income Before Extraordinary
   Items                                     7,367                  3,964              5,790           5,628           5,015
Extraordinary Items, net of tax (3)              -                      -                (88)              -               -
                                       -----------           ------------       ------------    ------------    ------------
     Net Income                        $     7,367           $      3,964       $      5,702    $      5,628    $      5,015
                                       -----------           ------------       ------------    ------------    ------------

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:

                                             Third                 Second              First          Fourth           Third
                                           Quarter                Quarter            Quarter         Quarter         Quarter
                                              1999                   1999               1999            1998            1998
                                       -----------           ------------       ------------    ------------    ------------
Net Income Per Share (Before
     Merger and Other Related
     Nonrecurring Costs and
     Extraordinary Items)
     Basic                             $      0.65           $       0.50       $       0.53    $       0.51    $       0.49
     Diluted                           $      0.62           $       0.55       $       0.50    $       0.48    $       0.46
Net Income Per Share
     Basic                             $      0.65           $       0.35       $       0.51    $       0.51    $       0.46
     Diluted                           $      0.52           $       0.34       $       0.40    $       0.46    $       0.43
Weighted Average Common Shares
     Outstanding                        11,285,000             11,193,000         11,087,000      10,994,000      10,924,000
Weighted Average Common & Common
     Equivalent Shares Outstanding      11,911,000             11,798,000         11,718,000      11,705,000      11,622,000
Return on Quarterly Average Assets,
   annualized (4)                             1.34%                  1.26%              1.29%           1.29%           1.30%
Return on Quarterly Average Equity,
   annualized (4)                            24.50%                 21.99%             21.25%          21.32%          21.34%
Net Interest Margin - Average Earning
   Assets                                     4.90%                  4.80%              4.97%           4.90%           4.90%
Operating Expense Ration (Before
   Nonrecurring and Extraordinary
   Items)                                     2.54%                  2.62%              2.83%           2.82%           2.75%
Efficiency Ratio (Before Nonrecurring
   and Extraordinary Items)                  47.96%                 52.24%             54.95%          54.82%          53.37%
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Q3 of 1998 includes a $100,000 write-down of an equity investment in accordance with APB 18 and Q3 1999 includes a $900,000 gain on an equity investment.
(2) Q3 and Q4 of 1998 and Q2 of 1999 nonrecurring expenses are comprised of $192,000, $446,000 and $323,000 in donations to the GBB Foundation, respectively,
(3)  Includes $88,000 loss on early retirement of subordinated debt.
(4) Before Merger and Other Related Nonrecurring Costs and Extraordinary Items of $2.5 million, net of tax, in Q2 1999, $00,000, net of tax, in Q1 1999 and $360,000, net of tax, in Q3 of 1998,

Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and Bay Area Bancshares on a pooling-of-interests basis.
--------------------------------------------------------------------------------

                              GREATER BAY BANCORP
                    September 30, 1999 - FINANCIAL SUMMARY
                 ($ in 000's, expect share and per share data)

------------------------------------------------------------------------------------------------------------------------------------
SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:

                                                                                                  September 30,       September 30,
                                                                                                           1999                1998
                                                                                                  -------------       -------------
Interest Income                                                                                   $     116,212       $      91,646
Interest Expense                                                                                         47,714              37,705
                                                                                                  -------------       -------------
         Net Interest Income Before Provision for Loan Losses                                            68,498              53,941


Provision for Loan Losses                                                                                 6,075               4,294
                                                                                                  -------------       -------------
         Net Interest Income After Provision for Loan Losses                                             62,423              49,647

Other Income (1)                                                                                          9,413               6,122
Nonrecurring - Warrant Income                                                                               230                 497
                                                                                                  -------------       -------------
 Total Other Income                                                                                       9,643               6,619

Operating Expenses                                                                                       40,079              33,609
Other Expenses - nonrecurring (2)                                                                           323                 701
                                                                                                  -------------       -------------
 Total Operating Expenses                                                                                40,402              34,210
                                                                                                  -------------       -------------
Net Income Before Income Taxes, Merger and Other Related Nonrecurring Costs and Extraordinary items      31,661              22,056
Income Tax Expense                                                                                       12,052               7,427
                                                                                                  -------------       -------------
Net Income Before Merger and Other Related Nonrecurring Costs and Extraordinary Items                    19,012              14,620
Merger and Other Related Nonrecurring Costs, net of tax                                                   2,491               1,314
                                                                                                  -------------       -------------
Net Income Before Extraordinary Items                                                                    17,121              13,315
Extraordinary Items (3)                                                                                     (88)                  -
                                                                                                  -------------       -------------
         Net Income                                                                               $      17,033       $      13,315
                                                                                                  =============       =============
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED YEAR TO DATE CONSOLIDATED OPERATING RATIOS:

                                                                                                  September 30,       September 30,
                                                                                                           1999                1998
                                                                                                  -------------       -------------
Net Income Per Share (Before Merger and Other Related Nonrecurring Costs and Extraordinary Items)
         Basic                                                                                    $        1.75       $        1.35
         Diluted                                                                                  $        1.66       $        1.20
Net Income Per Share
         Basic                                                                                    $        1.52       $        1.23
         Diluted                                                                                  $        1.44       $        1.14
Weighted Average Common Shares Outstanding                                                           11,189,000          10,848,000
Weighted Average Common & Common Equivalent Shares Outstanding                                       11,810,000          11,649,000
Return on Average Assets, annualized (4)                                                                   1.30%               1.19%
Return on Average Equity, annualized (4)                                                                  22.63%              16.55%
Net Interest Margin - Average Earning Assets                                                               4.88%               6.13%
Operating Expense Ratio (Before Nonrecurring and Extraordinary Items)                                      2.65%               2.72%
Efficiency Ratio (Before Nonrecurring and Extraordinary Items)                                            51.44%              55.79%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) 1998 includes a $700,000 write-down of an equity investment in accordance with APB 18 and 1999 includes a $900,000 gain on an equity investment.
(2) 1998 and 1999 nonrecurring expenses are comprised of a $701,000 and $323,000 donation to the GBB Foundation, respectively.
(3) Includes $88,000 loss on early retirement of subordinated debt.
(4) Before Merger and Other Related Nonrecurring Costs and Extraordinary Items of $2.6 million, net of tax in 1999 and $1.3 million, net of tax, in 1998.


Note: Prior periods have been restated to reflect the mergers between Greater Bay Bancorp and Bay Area Bancshares on a pooling-of-interests basis.
--------------------------------------------------------------------------------